Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 132 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Select Energy Portfolio, Select Utilities Portfolio, Select Energy Service Portfolio, Select Natural Gas Portfolio and Select Natural Resources Portfolio of our reports dated April 13, 2017; Select Leisure Portfolio, Select Health Care Portfolio, Select Financial Services Portfolio, Select Brokerage and Investment Management Portfolio, Select Biotechnology Portfolio, Select Insurance Portfolio, Select Retailing Portfolio, Select Pharmaceuticals Portfolio, Select Consumer Finance Portfolio, Select Medical Equipment and Systems Portfolio, Select Automotive Portfolio, Select Multimedia Portfolio, Select Health Care Services Portfolio, Select Banking Portfolio, Select Construction and Housing Portfolio and Select Consumer Discretionary Portfolio of our reports dated April 17, 2017; Select Computers Portfolio, Select Semiconductors Portfolio, Select Software and IT Services Portfolio, Select Air Transportation Portfolio, Select Technology Portfolio, Select Defense and Aerospace Portfolio, Select IT Services Portfolio, Select Industrial Equipment Portfolio, Select Transportation Portfolio, Select Industrials Portfolio, Select Environment and Alternative Energy Portfolio and Select Communications Equipment Portfolio of our reports dated April 18, 2017; and Select Consumer Staples Portfolio, Select Chemicals Portfolio, Select Telecommunications Portfolio, Select Gold Portfolio, Select Materials Portfolio and Select Wireless Portfolio of our reports dated April 19, 2017, relating to the financial statements and financial highlights included in the February 28, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts April 24, 2017